UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 4, 2005

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or organization)	File Number)	Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                      Entry into a Material Definitive Agreement

General.  On October 4, 2005, Global Partners LP (the “Partnership”) closed its initial public offering (the “Offering”) of 5,635,000 common units representing limited partner interests of the Partnership (the “Common Units”) (including 735,000 Common Units sold upon exercise of the underwriters’ option to purchase additional Common Units).

Omnibus Agreement.  On October 4, 2005, in connection with the Offering, Global Petroleum Corp. (“GPC”), Montello Oil Corporation (“Montello”), Global Revco Dock, L.L.C. (“Revco Dock”), Global Revco Terminal, L.L.C. (“Revco Terminal”), Global South Terminal, L.L.C. (“South Terminal”), Sandwich Terminal, L.L.C. (“Sandwich”), Chelsea Terminal Limited Partnership (“Chelsea LP”), Global GP LLC (the “General Partner”), the Partnership, Global Operating LLC (“OLLC” and together with its subsidiaries and the Partnership, the “Partnership Group”), Alfred A. Slifka, Richard Slifka and Eric Slifka entered into an omnibus agreement (the “Omnibus Agreement”).  As more fully described in the Partnership’s final prospectus (the “Prospectus”) dated September 28, 2005 (File No. 333-124755) and filed on September 29, 2005 with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(4) under the Securities Act of 1933 (the “Securities Act”), the Omnibus Agreement addresses the following matters:

•                  the agreement of Alfred A. Slifka, Richard Slifka and Eric Slifka not to compete with the Partnership Group, and to cause their affiliates not to compete with the Partnership Group, under certain circumstances for a period of time; and

•                  the obligation of GPC, Montello, Revco Dock, Revco Terminal, South Terminal, Chelsea LP, Sandwich and the General Partner to indemnify the Partnership Group for certain (a) environmental liabilities and (b) losses attributable to title defects, retained assets and liabilities, income taxes and the post-closing operations of the assets contributed to the Partnership Group.

A copy of the Omnibus Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Long-Term Incentive Plan.  On October 4, 2005, the Global Partners LP Long-Term Incentive Plan (the “LTIP”) became effective for employees, consultants and directors of the General Partner and employees and consultants of affiliates of the Partnership who perform services for the Partnership Group.  As more fully described in the Prospectus, the LTIP consists of four components: restricted units, phantom units, unit options and unit appreciation rights.  The long-term incentive plan will limit the number of units that may be delivered pursuant to awards to 10% of the outstanding units on the effective date of the initial public offering of the units. Units withheld to satisfy exercise prices or tax withholding obligations are available for delivery pursuant to other awards. The LTIP will be administered by the board of directors of the General Partner or the compensation committee thereof, referred to as the plan administrator.

The plan administrator may terminate or amend the LTIP at any time with respect to any units for which a grant has not yet been made.  The plan administrator also has the right to alter or amend the LTIP or any part of the LTIP from time to time, including increasing the number of units that may be granted subject to unitholder approval as required by the exchange upon which the Common Units are listed at that time.  However, no change in any outstanding grant may be made that would materially reduce the benefits of the participant without the consent of the participant.  The LTIP will expire when units are no longer available under the plan for grants or, if earlier, its termination by the plan administrator.

A copy of the LTIP was filed as Exhibit 10.4 to Amendment No. 1 to Form S-1 (File No. 333-124755) for the Partnership filed on July 1, 2005 and is incorporated herein by reference.

GPC Shared Services Agreement.  On October 4, 2005, Global Companies LLC (“Global”), Global Montello Group LLC (“GMG”) and Chelsea Sandwich LLC (“Chelsea LLC” and together with Global and GMG the “Operating Subsidiaries”) and GPC entered into an amended and restated shared services agreement (the “GPC Shared Services Agreement”).  Pursuant to this agreement, the Operating Subsidiaries provide GPC with certain accounting, treasury, legal, information technology, human resources and financial operations support for which GPC pays an amount based upon the cost associated with the provision of such services.  In addition, GPC provides the Operating Subsidiaries with certain terminal, environmental and operational support services for which the Operating Subsidiaries pay a fee based on an agreed assessment of the cost associated with the provision of such services.

A copy of the GPC Shared Services Agreement is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.

Alliance Shared Services Agreement.  On October 4, 2005, Alliance Energy Corp. (“Alliance”) and Global entered into an amended and restated shared services agreement (the “Alliance Shared Services Agreement”).  Pursuant to this agreement, Global provides Alliance with certain accounting, treasury, legal, information technology, human resources and financial operations support for which Alliance pays an amount based upon the cost associated with the provision of such services.

A copy of the Alliance Shared Services Agreement is filed as Exhibit 10.4 to this Form 8-K and is incorporated herein by reference.

Throughput Agreement with GPC.  On October 4, 2005, Global, GMG and GPC entered into an amended and restated terminal rental and throughput agreement (the “Throughput Agreement”) with respect to a terminal located in Revere, Massachusetts (the “Revere Terminal”).  The Throughput Agreement provides for more than two million barrels of storage capacity for the Partnership Group’s refined petroleum products.  The Partnership Group retains the title of all its products stored at the Revere Terminal.  The term of this agreement ends on December 31, 2013, and the agreement automatically renews annually unless it is terminated by either party by giving 90 days notice.  GPC receives a monthly fee which is adjusted annually according to the Consumer Price Index for the Northeast region and for certain contractual costs.  Throughout the term of the Throughput Agreement, Global and GMG have a right of first refusal until September 30, 2014 to purchase or lease the Revere Terminal if GPC desires to sell or lease the Revere Terminal to a third party.

A copy of the Throughput Agreement is filed as Exhibit 10.5 to this Form 8-K and is incorporated herein by reference.

Employment Agreement.  On October 4, 2005, the General Partner and Eric Slifka entered into an employment agreement (the “Employment Agreement”).  Pursuant to the Employment Agreement, Mr. Slifka will serve as the President and Chief Executive Officer of the General Partner.  The Employment Agreement provides that Mr. Slifka will have powers and duties and responsibilities that are customary to his position and that are assigned to him by the board of directors of the General Partner in connection with his general management and supervision of the operations of the General Partner. He will report only to the board of directors of the General Partner.

Unless earlier terminated, the Employment Agreement has a term ending on December 31, 2008.  The Employment Agreement includes a confidentiality provision, which generally will continue for two years following Mr. Slifka’s termination of employment, and is subject to the noncompetition provisions included in the Omnibus Agreement and may be terminated earlier pursuant to the terms of the Employment Agreement. The Employment Agreement provides for an annual base salary of $1,000,000, subject to annual price index increases beginning in 2007. In addition, Mr. Slifka is eligible to receive annual cash bonuses based on (a) the Partnership’s results of operations and financial condition for each of 2005 and 2006 and (b) an amount to be determined by the compensation committee of the board of directors of the General Partner for the years after 2005. Mr. Slifka is entitled to participate in the LTIP.  He is also entitled to participate in such other benefit plans and programs as the General Partner may provide for its employees in general.

The Employment Agreement may be terminated at any time by either party with proper notice. If Mr. Slifka’s employment is terminated without cause or due to the General Partner’s breach of the Employment Agreement or is constructively terminated, then the General Partner (a) will pay Mr. Slifka his salary through December 31, 2008, any bonus earned and a severance amount equal to 75% of the sum of Mr. Slifka’s salary and the average of bonuses earned in the two years preceding the termination date and (b) will provide Mr. Slifka benefits through December 31, 2008. Mr. Slifka may elect to forfeit all or a portion of the foregoing amounts and benefits, and in exchange, the period of time in which he is subject to the noncompetition provisions included in the omnibus agreement will be shortened.  If Mr. Slifka terminates his employment pursuant to a change of control of the General Partner, then the General Partner will pay Mr. Slifka an additional amount equal to one year of his current salary. Such a change of control will occur when none of Alfred A. Slifka, Richard Slifka, Eric Slifka or any affiliates thereof, individually or in the aggregate, owns a majority of the member interests in the General Partner.

If the agreement has not otherwise terminated, then if, as of December 31, 2008, the General Partner and Mr. Slifka have not agreed that Mr. Slifka will be employed as the General Partner’s President and Chief Executive Officer beginning January 1, 2009 and have not entered into an agreement effecting the same, then the General Partner will pay Mr. Slifka an amount equal to 75% of the sum of Mr. Slifka’s salary and the average of bonuses earned in the two years preceding the termination date.

A copy of the Employment Agreement is filed as Exhibit 10.6 to this Form 8-K and is incorporated herein by reference.

Other Agreements.  The description of the Contribution Agreement described below under Item 2.01 is incorporated in this Item 1.01 by reference.  A copy of the Contribution Agreement is filed as Exhibit 10.7 to this Form 8-K and is incorporated herein by reference.

The description of the Credit Agreement described below under Item 2.03 is incorporated in this Item 1.01 by reference.  A copy of the Credit Agreement is filed as Exhibit 10.8 to this Form 8-K and is incorporated herein by reference.

Relationships.  The Partnership was recently formed by affiliates of the Slifka family to own and operate the business that has historically been conducted by Global and its affiliates, Glen Hes Corp., a Delaware corporation, GMG and Chelsea LLC.  The General Partner owns a 2% general partner interest and the incentive distribution rights in the Partnership.  GPC, Montello, Larea Holdings LLC (“Larea”) and Larea Holdings II LLC (“Larea II”) own a 36%, 49%, 10% and 5%, respectively, ownership interest in the General Partner.  In addition, GPC, Montello, Larea, Larea II, Sandwich and Chelsea LP, each an affiliate of the Slifka family, own in the aggregate 7,424 Common Units and 5,642,424 subordinated units representing limited partner interests in the Partnership, representing a combined 49.1% limited partner interest.

Alfred A. Slifka and Richard Slifka, Chairman and Vice Chairman, respectively, of the board of directors of the General Partner, own (a) 100% of the ownership interests in GPC, (b) 72.8% of the ownership interests in Montello, (c) 100% of the ownership interests in Sandwich and (d) 100% of the partner interests in Chelsea LP.  The General Partner is controlled by Alfred A. Slifka and Richard Slifka through their beneficial ownership of GPC and Montello.  In addition, Alfred A. Slifka and Richard Slifka own 100% of the ownership interests in South Terminal.  GPC owns 99% and Montello owns 1% of the ownership interests in each of Revco Dock and Revco Terminal.  Alfred A. Slifka and Richard Slifka are brothers.

Eric Slifka, President and Chief Executive Officer and a director of the board of directors of the General Partner, owns 100% of the ownership interests in Larea.  Eric Slifka is the son of Alfred A. Slifka.  Children of Richard Slifka own 100% of the ownership interests in Larea II.

Alliance is 90% owned by members of the Slifka family. Alfred A. Slifka and Richard Slifka own 30% of Alliance, and they together control another 60% of this entity through voting trusts for the benefit of their six children.  In addition, Thomas A. McManmon, Jr., Executive Vice President and Chief Financial Officer of the General Partner, owns 5% of Alliance.

Item 2.01.                                          Completion of Acquisition or Disposition of Assets

Contribution Agreement.   In connection with the closing of the Offering, on October 4, 2005, the Operating Subsidiaries became wholly owned subsidiaries of OLLC, pursuant to the contribution, conveyance and assumption agreement (the “Contribution Agreement”), dated October 4, 2005, by and among the General Partner, the Partnership Group, GPC, Larea, Larea II, Chelsea LP, Sandwich and Montello.  Upon the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution Agreement:

•                  Global distributed approximately $45,250,000 in cash and receivables to GPC, Montello, Larea and Larea II as follows;

•                  GPC received $18,124,424,

•                  Montello received $22,172,500,

•                  Larea received $3,302,051, and

•                  Larea II received $1,651,025;

•                  GPC, Montello, Larea and Larea II conveyed a 36%, 49%, 10% and 5%, respectively, member interest in Global (the “Global Interests”) to the General Partner in exchange for a 36%, 49%, 10% and 5%, respectively, member interest in the General Partner;

•                  GMG conveyed all its right, title and interest in certain assets to Global as a capital contribution on behalf of GPC, Montello, Larea and Larea II;

•                  the General Partner conveyed the Global Interests to the Partnership in exchange for (a) general partner units, which represent a continuation of its 2% general partner interest in the Partnership, and (b) the issuance of incentive distribution rights (which represent the right to receive increasing percentages of quarterly distributions in excess of specified amounts);

•                  GPC, Montello, Larea, Larea II, Chelsea LP and Sandwich (the “Owners”) conveyed their member interests in the Operating Subsidiaries to the Partnership in exchange for (a) 742,424 Common Units representing a 6.4% limited partner interest in the Partnership, of which (i) GPC received 226,736 Common Units, (ii) Montello received 308,552 Common Units, (iii) Larea received 74,242 Common Units, (iv) Larea II received 37,121 Common Units, (v) Chelsea LP received 94,659 Common Units and (vi) Sandwich received 1,114 Common Units, (b) 5,642,424 Subordinated Units representing a 49.0% limited partner interest in the Partnership, of which (i) GPC received 1,723,196 Subordinated Units, (ii) Montello received 2,344,992 Subordinated Units, (iii) Larea received 564,242 Subordinated Units, (iv) Larea II received 282,121 Subordinated Units, (v) Chelsea LP received 719,409 Subordinated Units and (vi) Sandwich received 8,464 Subordinated Units, and (c) the assumption by the Partnership of a certain term loan of GPC (the “GPC Term Loan”);

•                  the Partnership conveyed all of its member interests in the Operating Subsidiaries to OLLC as a capital contribution;

•                  the Partnership repaid approximately $51,000,000 of outstanding indebtedness under the GPC Term Loan and contributed its remaining cash of approximately $45,250,000 to OLLC as a capital contribution;

•                  OLLC conveyed approximately $45,250,000 to Global as a capital contribution;

•                  Global conveyed all of its right, title and interest in certain assets to GMG as a capital contribution on behalf of OLLC; and

•                  the Partnership used the net proceeds from the underwriters’ exercise of their over-allotment option to purchase up to 735,000 Common Units of the Partnership in connection with the Offering to redeem from GPC, Montello, Larea, Larea II, Chelsea LP and Sandwich 224,469 Common Units, 305,466 Common Units, 73,500 Common Units, 36,750 Common Units, 93,712 Common Units and 1,103 Common Units, respectively.

A copy of the Contribution Agreement is filed as Exhibit 10.7 to this Form 8-K and is incorporated herein by reference.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the closing of the Offering, the General Partner and the Partnership Group entered into a four-year senior secured credit agreement in an aggregate principal amount of up to $400,000,000 (the “Credit Agreement”).  As more fully described in the Prospectus, the Credit Agreement will be available to fund working capital, make acquisitions and provide payment for general partnership purposes.

There are three facilities under the Credit Agreement:

•                  a working capital revolving credit facility to be used for working capital purposes and letters of credit in the principal amount equal to the lesser of the Partnership’s borrowing base and $350,000,000, of which $50,000,000 is available each year only during the period between September 1st and June 30th;

•                  a $35,000,000 acquisition facility to be used for funding acquisitions similar to the Partnership’s business line that have a purchase price of $25,000,000 or less or $35,000,000 or less in the aggregate in any 12-month period; and

•                  a $15,000,000 revolving credit facility to be used for general partnership purposes, including payment of distributions to the unitholders.

Indebtedness under the Credit Agreement bears interest, at the Partnership’s option, at (a) the base rate equal to the higher of the federal funds rate plus 0.5% and the rate of interest in effect as publicly announced by the administrative agent as its prime rate, (b) the cost of funds rate which the administrative agent is required to pay for wholesale liabilities of like tenor (as adjusted for certain items) plus an applicable margin of 1.00% to 1.75% per annum, depending on which facility is being used or (c) the Eurodollar rate equal to the British Bankers Association LIBOR rate plus an applicable margin of 1.00% to 1.75% per annum, depending on which facility is being used. There is a letter of credit fee of 1.00% per annum or a minimum of $400 for each letter of credit issued. In addition, there is a commitment fee on the unused portion of the Credit Agreement at a rate of 25 basis points per annum. The Credit Agreement matures in 2009. At that time, the Credit Agreement will terminate and all outstanding amounts thereunder will be due and payable, unless the Credit Agreement is amended.

A copy of the Credit Agreement is filed as Exhibit 10.8 to this Form 8-K and is incorporated herein by reference.

Item 3.02.              Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuance by the Partnership on October 4, 2005 in connection with the consummation of the transactions contemplated by the Contribution Agreement of an aggregate of 742,424 Common Units (of which 735,000 Common Units were redeemed with the net proceeds from the underwriters’ exercise of their over-allotment option) and 5,642,424 Subordinated Units to GPC, Montello, Larea, Larea II, Chelsea LP and Sandwich in exchange for member interests in the Operating Subsidiaries is incorporated herein by reference.

Each Subordinated Unit will convert into one Common Unit at the end of the subordination period.  Unless earlier terminated pursuant to the terms of the agreement of limited partnership of the Partnership, the subordination period will extend until the first day of any quarter beginning after September 30, 2010 that the Partnership meets the financial tests set forth in the agreement of limited partnership of the Partnership.

The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2).

Item 5.02.                                          Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

On October 4, 2005, Messrs. David K. McKown, Robert J. McCool and Kenneth I. Watchmaker were selected to serve as directors of the General Partner.  Messrs. McKown, McCool and Watchmaker will serve as the initial members of the conflicts, audit and compensation committees.

There is no arrangement or understanding between each of Messrs. McKown, McCool or Watchmaker and any other persons pursuant to which he was selected as a director.  There are no relationships between any of Messrs. McKown, McCool or Watchmaker and the General Partner and the Partnership Group that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On October 4, 2005, the Partnership amended and restated its Agreement of Limited Partnership (the “Amended Partnership Agreement”) in connection with the closing of the Offering.  A description of the Amended Partnership Agreement is contained in the section entitled “The Partnership Agreement” of the Prospectus and is incorporated herein by reference.

A copy of the Amended Partnership Agreement as adopted is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number		Description

3.1	—	First Amended and Restated Agreement of Limited Partnership of Global Partners LP

10.1	—

Omnibus Agreement, dated October 4, 2005, by and among Global Petroleum Corp., Montello Oil Corporation, Global Revco Dock, L.L.C., Global Revco Terminal, L.L.C., Global South Terminal, L.L.C., Sandwich Terminal, L.L.C., Chelsea Terminal Limited Partnership, Global GP LLC, Global Partners LP, Global Operating LLC, Alfred A. Slifka, Richard Slifka and Eric Slifka

10.2	—

Global Partners GP Long-Term Incentive Plan effective as of October 4, 2005 (incorporated herein by reference to Exhibit 10.4 to Amendment No. 1 to Form S-1 (File No. 333-124755) for Global Partners LP filed on July 1, 2005).

10.3	—	Amended and Restated Services Agreement, dated October 4, 2005, by and among Global Petroleum Corp., Global Companies LLC, Global Montello Group LLC, and Chelsea Sandwich LLC

10.4	—	Amended and Restated Services Agreement, dated October 4, 2005, by and among Alliance Energy Corp. and Global Companies LLC

10.5	—	Second Amended and Restated Terminal Storage and Throughput Agreement, dated October 4, 2005 by and among Global Petroleum Corp., Global Companies LLC and Global Montello Group LLC

10.6	—	Employment Agreement dated October 4, 2005, by and between Global GP LLC and Eric Slifka

10.7	—

Contribution, Conveyance and Assumption Agreement, dated October 4, 2005, by and among Global GP LLC, Global Partners LP, Global Operating LLC, Global Companies LLC, Global Montello Group LLC, Chelsea Sandwich LLC, Global Petroleum Corp., Larea Holdings LLC, Larea Holdings II LLC, Chelsea Terminal Limited Partnership, Sandwich Terminal, L.L.C. and Montello Oil Corporation

Exhibit Number		Description

10.8	—

Credit Agreement, dated October 4, 2005, among Global Operating LLC, Global Companies LLC, Global Montello Group LLC, Glen Hes Corp. and Chelsea Sandwich LLC, as borrowers, Global Partners LP and Global GP LLC, as guarantors, each lender from time to time party thereto and Bank of America, N.A., as administrative agent and L/C issuer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: October 11, 2005		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number		Description

3.1	—	First Amended and Restated Agreement of Limited Partnership of Global Partners LP

10.1	—

Omnibus Agreement, dated October 4, 2005, by and among Global Petroleum Corp., Montello Oil Corporation, Global Revco Dock, L.L.C., Global Revco Terminal, L.L.C., Global South Terminal, L.L.C., Sandwich Terminal, L.L.C., Chelsea Terminal Limited Partnership, Global GP LLC, Global Partners LP, Global Operating LLC, Alfred A. Slifka, Richard Slifka and Eric Slifka

10.2	—

Global Partners GP Long-Term Incentive Plan effective as of October 4, 2005 (incorporated herein by reference to Exhibit 10.4 to Amendment No. 1 to Form S-1 (File No. 333-124755) for Global Partners LP filed on July 1, 2005).

10.3	—	Amended and Restated Services Agreement, dated October 4, 2005, by and among Global Petroleum Corp., Global Companies LLC, Global Montello Group LLC, and Chelsea Sandwich LLC

10.4	—	Amended and Restated Services Agreement, dated October 4, 2005, by and among Alliance Energy Corp. and Global Companies LLC

10.5	—	Second Amended and Restated Terminal Storage and Throughput Agreement, dated October 4, 2005 by and among Global Petroleum Corp., Global Companies LLC and Global Montello Group LLC

10.6	—	Employment Agreement dated October 4, 2005, by and between Global GP LLC and Eric Slifka

10.7	—

Contribution, Conveyance and Assumption Agreement, dated October 4, 2005, by and among Global GP LLC, Global Partners LP, Global Operating LLC, Global Companies LLC, Global Montello Group LLC, Chelsea Sandwich LLC, Global Petroleum Corp., Larea Holdings LLC, Larea Holdings II LLC, Chelsea Terminal Limited Partnership, Sandwich Terminal, L.L.C. and Montello Oil Corporation

10.8	—

Credit Agreement, dated October 4, 2005, among Global Operating LLC, Global Companies LLC, Global Montello Group LLC, Glen Hes Corp. and Chelsea Sandwich LLC, as borrowers, Global Partners LP and Global GP LLC, as guarantors, each lender from time to time party thereto and Bank of America, N.A., as administrative agent and L/C issuer